Exhibit 10.5

Execution Version

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (the “Amendment”) is dated as of the 2nd day of December 2020 by and between PHC FACILITIES, INC., a California corporation (“Tenant”) and, MM DOWNTOWN FACILITY, LLC, a California limited liability company (“Landlord”).

Preliminary Statement

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated April 10, 2019 (the “Lease”) whereby Tenant leases certain real property and improvements thereon known as 1425 Long Beach Avenue, Los Angeles, California (the “Premises”), as further described in the Lease; and

WHEREAS, Landlord and Tenant wish to amend certain provisions of the Lease as further set forth herein.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is herein acknowledged, Landlord and Tenant hereby agree to amend the Lease pursuant to this Amendment on the terms and conditions as further described herein. Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Lease.

Terms

1.

PREMISES. The definition of “Premises” in Section 1 of the Basic Lease Provisions is hereby amended to include the Overall Land, including the Grow Premises, and the Building, and the reference to a separate lease for the Grow Premises is deleted. For avoidance of doubt, the Premises shall consist of 26,790 square feet of land and the entirety of the 36, 153 square foot Building.

2.	PERMITTED USE. Section 3 of the Basic Lease Provisions and Section 5.1 of the Lease are hereby amended as follows:

The Permitted Use allowed by Tenant is hereby amended to include medicinal and recreational marijuana cultivation, in addition to retail sales, storage, warehousing and distribution of medical and recreational marijuana.

3.

BASIC RENT. Section 6 of the Basic Lease Provisions is hereby amended to reflect Annual Basic Rent in the amount of $1,325,000 per year and $110,417 per month. Section 3.2(a) is amended to reflect a five percent (5%) increase over the initial Term.

4.	PERCENTAGE RENT. Section 7 of the Basic Lease Provisions and Article 4.2 of the Lease are hereby deleted in their entirety.

5.	ADDITIONAL RENT. Section 4.4 is hereby amended by adding the following sentence to the existing paragraph:

“For avoidance of doubt, this Lease shall be triple net to the Landlord, and Tenant shall be responsible for all costs associated with the operation, maintenance and repair of the Premises, including any debt service payments applicable to the Premises.”

6.

No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.

7.

Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

8.

Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Each party represents and warrants for itself that all requisite organizational action has been taken in connection with this Amendment, and the individual or individuals signing this Amendment on behalf of the respective parties represent and warrant that they have been duly authorized to bind such party by their signature(s).

9.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied or pdf signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

10.	Modifications. This Amendment shall not be modified except in writing signed by both parties hereto.

11.

Construction. The parties acknowledge and agree that this Amendment was negotiated by all parties, that this Amendment shall be interpreted as if it was drafted jointly by all of the parties, and that neither this Amendment, nor any provision within it, shall be construed against any party or its attorney because it was drafted in whole or in part by any party or its attorney.

12.	Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Lease on the day and year first above written.

LANDLORD:

MM DOWNTOWN FACILITY, LLC,
a California limited liability company

By:	/s/ Cameron Wald
Name:	Cameron Wald
Its:	Manager

TENANT:

PHC FACILITIES, INC.
a California corporation

By:	/s/ Cameron Wald
Name:	Cameron Wald
Title:	Chief Executive Officer

[First Amendment to Lease (1425 Long Beach)]